MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, Amendment 2, of Asia Document Transition, Inc., of our report dated September 9, 2008 on our audit of the financial statements of Asia Document Transition, Inc. as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2008 and June 30, 2007 and since inception April 13, 2006 through June 30, 2008, and the reference to us under the caption "Experts."

We consent to the use, in the registration statement on Form S-1A, Amendment 2, of Asia Document Transition, Inc., of our report dated November 20, 2008 on our review of the financial statements of Asia Document Transition, Inc. as of September 30, 2008, and the related condensed consolidated statements of operations, stockholders' equity (deficit), and cash flows for the three-month period ended September 30, 2008 and September 30, 2007 and since inception April 13, 2006 through September 30, 2008, and the reference to us under the caption "Experts."

Moore & Associates Chartered

Moore & Associates Chartered
Las Vegas, Nevada
February 4, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501